Exhibit 5.1

12670 High Bluff Drive San Diego, California 92130 Tel: +1.858.523.5400 Fax: +1.858.523.5450 www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
October 14, 2021	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Viasat, Inc.

6155 El Camino Real

Carlsbad, California 92009

Re: Registration Statement on Form S-8; 5,790,000 Shares of Common Stock, par value $0.0001 per share

Ladies and Gentlemen:

We have acted as special counsel to Viasat, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of 2,500,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), pursuant to the Company’s Employee Stock Purchase Plan (as amended and restated, the “ESPP”), and 3,290,000 shares of Common Stock pursuant to the Company’s 1996 Equity Participation Plan (as amended and restated, the “1996 Plan,” and together with the ESPP, the “Plans”), for an aggregate of 5,790,000 shares of Common Stock (the “Shares”). The Shares are included in a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 14, 2021 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Viacat, Inc.

October 14, 2021

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients, or certificates representing the Shares (in the form of the specimen certificate incorporated by reference as an exhibit to the Company’s most recent Annual Report on Form 10-K) have been manually signed by an authorized officer of the transfer agent and registrar therefor, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares, and when the Shares have been issued by the Company in the circumstances contemplated by the Plans for legal consideration in excess of par value, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP